UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Portland General Electric Company

(Exact name of Registrant as Specified in Its Charter)

Oregon	001-5532-99	93-0256820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 SW Salmon Street
Portland, Oregon		97204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 503 464-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	POR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 23, 2025, Portland General Electric (PGE, or the Company) and certain intervening parties (Stipulating Parties) submitted a stipulation to the Public Utility Commission of Oregon (OPUC) reflecting an agreement that resolves all issues, with the exception of the application of an earnings test as proposed by intervening parties, in PGE's request for recovery in UE 459 related to the Company’s Distribution System Plan (DSP) Alternative Recovery Mechanism (ARM). The settlement and submitted stipulation were supported by a memorandum of understanding (MOU) entered into between PGE and key regulatory stakeholders. The MOU limited the scope of the ARM to specific capital investments included in the DSP docket (UM 2362) filed December 2024, which enable network modernization, reliable customer service and integration of clean energy and distributed energy resources.

Primary components of the stipulation include:

•
A rate base increase of $218 million;
•
9.34% return on equity (ROE) per the MOU reflecting PGE's last rate case;
•
An annual revenue requirement increase of $57 million, compared to PGE's filed request of $72 million.

Of the $15 million of revenue requirement adjustments, approximately 87% are temporary in nature, allowing PGE to seek recovery of associated investments as applicable in its next general rate case (GRC). These adjustments are driven primarily by non-distribution investments and are not attributable to specific assets. Per the previously noted MOU reached with stakeholders, the earliest possible rate effective date of PGE's next GRC is May 1, 2027.

The terms of the stipulation remain subject subject to OPUC approval. The OPUC has adopted a procedural schedule for the regulatory review process in Docket UE 459 that anticipates an order in March 2026, with customer prices effective April 1, 2026. PGE cannot predict the ultimate outcome of the regulatory process.

More information about the DSP ARM is available on the OPUC website at www.oregon.gov/puc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY

Date:	December 23, 2025	By:	/s/ Joseph R. Trpik
Joseph R. Trpik Senior Vice President, Finance and Chief Financial Officer